Exhibit 99.2

UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL DATA

The following unaudited pro forma combined consolidated statement of financial condition combines the historical consolidated statement of financial condition of Pacific Premier Bancorp, Inc. (“Pacific Premier”) and the historical statement of financial condition of First Associations Bank (“FAB”) at December 31, 2012 assuming the completion of the merger on December 31, 2012, using the purchase method of accounting and giving effect to the related pro forma adjustments, eliminations and reclassifications. The following unaudited pro forma combined consolidated statement of operations for the year ended December 31, 2012, combines the historical consolidated statement of operations of Pacific Premier and the historical statement of operations of FAB giving effect as if the merger had become effective on January 1, 2012, using the purchase method of accounting and giving effect to the related pro forma adjustments and eliminations.

Although pro forma financial information is not a measurement of performance calculated in accordance with GAAP, Pacific Premier believes that pro forma financial information is important because it gives effect to the merger for the period presented.  The manner in which Pacific Premier calculates pro forma financial information may differ from similarly titled measures reported by other companies.

The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the opportunities to earn additional revenue and does not include certain assumptions as to cost savings and, accordingly, does not attempt to predict or suggest future results.  It also does not necessarily reflect what the historical results of the combined company would have been had the companies been combined during these periods.  In addition, it does not give effect to Pacific Premier’s pending acquisition of San Diego Trust Bank, as previously report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on March 6, 2013.

The unaudited pro forma combined stockholders' equity and net income are qualified by the statements set forth herein and should not be considered indicative of the market value of Pacific Premier's common stock or the actual or future results of operations of Pacific Premier for any period.  Actual results may be materially different than the pro forma information presented.

The unaudited pro forma combined consolidated financial statements should be read in conjunction with Pacific Premier’s Annual Report on Form 10-K for the year ended December 31, 2012 which was filed with the SEC on March 14, 2013, and as amended on April 19, 2013, as well as the audited historical financial statements of FAB for the years ended December 31, 2012 and 2011, which are attached as Exhibit 99.1 to Pacific Premier’s Current Report on Form 8-K filed with the SEC on March 21, 2013.

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
(Dollars in thousands)

	Pacific Premier Bancorp, Inc.	First Associations Bank	Pro Forma Acquisition		Combined Pro forma Pacific Premier Bancorp, Inc.
	At December 31, 2012	At December 31, 2012	Adjustments		At December 31, 2012
ASSETS
Cash and due from banks	$59,325	$132,598	$(91,972)	(1)	$99,951
Federal funds sold	27	-	-		27
Cash and cash equivalents	59,352	132,598	(91,972)		99,978
Investment securities available for sale	84,066	213,806	2,478	(2)	300,350
FHLB stock/Federal Reserve Bank stock/TIB stock, at cost	11,247	-	-		11,247
Loans held for sale, net	3,681	-	-		3,681
Loans held for investment	982,207	22,636	158	(3)	1,005,001
Allowance for loan losses	(7,994)	(224)	224	(4)	(7,994)
Loans held for investment, net	974,213	22,412	382		997,007
Accrued interest receivable	4,126	1,907	-		6,033
Other real estate owned	2,258	-	-		2,258
Premises and equipment	8,575	80	-		8,655
Deferred income taxes	6,887	-	(3,918)	(5)	2,969
Bank owned life insurance	13,485	4,062	-		17,547
Intangible assets	2,626	-	1,930	(6)	4,556
Goodwill	-	-	11,854	(7)	11,854
Other assets	3,276	800	1,000	(8)	5,076
TOTAL ASSETS	$1,173,792	$375,665	$(78,246)		$1,471,211

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Deposit accounts:
Noninterest bearing	$213,636	$86,625	$-		$300,261
Interest bearing:
Transaction accounts	329,925	212,587	(49,006)	(1)	493,506
Retail certificates of deposit	361,207	20,575	81	(9)	381,863
Wholesale/brokered certificates of deposit	-	-	-		-
Total deposits	904,768	319,787	(48,925)		1,175,630
FHLB advances and other borrowings	115,500	8,172	-		123,672
Subordinated debentures	10,310	-	-		10,310
Accrued expenses and other liabilities	8,697	1,481	-		10,178
TOTAL LIABILITIES	1,039,275	329,440	(48,925)		1,319,790

COMMITMENTS AND CONTINGENCIES	-	-	-		-

STOCKHOLDERS’ EQUITY:
Common stock, $.01 par value; 25,000,000 shares authorized; 13,661,648 shares at December 31, 2012 issued and outstanding	137	9,901	(9,901)	(10)	137
Additional paid-in capital	107,453	11,113	5,791	(11)	124,357
Retained earnings	25,822	19,264	(19,264)	(10)	25,822
Accumulated other comprehensive income, net of tax of $772 at December 31, 2012	1,105	5,947	(5,947)	(10)	1,105
TOTAL STOCKHOLDERS’ EQUITY	134,517	46,225	(29,321)		151,421
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,173,792	$375,665	$(78,246)		$1,471,211

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS
(Dollars in thousands, except per share data)

	For the Year Ended December 31, 2012
	Pacific Premier Bancorp, Inc.	First Associations Bank	Pro Forma Acquisition Adjustments		Combined Pro forma Pacific Premier Bancorp, Inc.

INTEREST INCOME
Loans	$49,659	$972	$(16)	(12)	$50,615
Investment securities and other interest-earning assets	3,288	8,403	(628)	(13)	11,064
Total interest income	52,947	9,375	(643)		61,679
INTEREST EXPENSE
Interest-bearing deposits:
Interest on transaction accounts	1,075	786	(8)	(13)	1,853
Interest on certificates of deposit	4,778	200	(41)	(14)	4,938
Total interest-bearing deposits	5,853	786	(49)		6,591
FHLB advances and other borrowings	970	5	-		975
Subordinated debentures	326	-	-		326
Total interest expense	7,149	791	(49)		7,892
NET INTEREST INCOME BEFORE PROVISION FOR LOAN LOSSES	45,798	8,584	(595)		53,787
PROVISION FOR LOAN LOSSES	751	(54)	-		697
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	45,047	8,638	(595)		53,090
NONINTEREST INCOME
Loan servicing fees	941	-	-		941
Deposit fees	1,940	12	-		1,952
Net gain from sales of loans	628	-	-		628
Net gain from sales of investment securities	1,953	3,738	-		5,691
Other-than-temporary impairment loss on investment securities, net	(159)	-	-		(159)
Gain on FDIC transaction	5,340	-	-		5,340
Other income	1,929	134	-		2,063
Total noninterest income	12,572	3,884	-		16,456
NONINTEREST EXPENSE
Compensation and benefits	16,281	2,486	-		18,767
Premises and occupancy	4,070	142	-		4,212
Data processing and communications	2,366	234	-		2,600
Other real estate owned operations, net	1,653	-	-		1,653
FDIC insurance premiums	638	214	-		852
Legal and audit	2,134	432	-		2,566
Marketing expense	858	121	-		979
Office and postage expense	830	-	-		830
Other expense	3,024	2,572	349	(15)	5,945
Total noninterest expense	31,854	6,201	349		38,404
INCOME BEFORE INCOME TAX	25,765	6,321	(943)		31,143
INCOME TAX	9,989	-	1,042	(16)	11,031
NET INCOME	$15,776	$6,321	$(1,985)		$20,112

EARNINGS PER SHARE
Basic	$1.49	$3.19			$1.70
Diluted	$1.44	$3.09			$1.64

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	10,571,073	1,980,229	(701,012)	(17)	11,850,290
Diluted	10,984,034	2,048,092	(768,875)	(17)	12,263,251

Pro Forma Adjustments

The following pro forma adjustments have been reflected in the unaudited pro forma combined consolidated financial information.  All adjustments are based on assumptions and valuations, which are subject to change.

1.
Includes payments of the aggregate per share cash consideration in the amount of $37.2 million to FAB shareholders, $3.5 million to holders of FAB stock options and warrants and $2.3 million for non-compete payments and the elimination of $49.0 million of FAB deposits with Pacific Premier Bank.

2.	Adjustment made to reflect the estimated market value of investment securities.

3.	Adjustment made to reflect the estimated market value of loans held for investment, which includes an estimate of lifetime credit losses.

4.	Purchase accounting reversal of allowance for loan losses, which cannot be carried over.

5.
The net deferred tax liability resulting from the net deferred tax liability carried over from FAB due to its S-Corp status and the fair value adjustments related to the acquired assets and assumed liabilities.

6.	Purchase accounting adjustment in recognition of the fair value of core deposit intangible assets.

7.	Represents the recognition of goodwill resulting from the difference between the consideration paid to FAB shareholders less the net fair value of the acquired assets and assumed liabilities.

8.	Represents the fair market value of a non-compete agreement.

9.	Adjustment made to reflect the estimated market value of retail certificates of deposit.

10.	Purchase accounting reversal of common equity accounts.

11.	Adjustment to additional paid in capital includes consideration paid, transaction costs, fair market value adjustments, tax adjustments and goodwill created.

12.	The amortization/accretion of fair value adjustments related to loans over the estimated lives of the related asset. Interest income does not reflect revenue enhancement opportunities.

13.
The amortization/accretion of fair value adjustments related to investment securities over the estimated lives of the related asset and an adjustment made to reflect the elimination of FAB deposit income/Pacific Premier deposit expense for FAB deposits held with Pacific Premier Bank.

14.	The amortization of fair value adjustments related to the premium recorded on certificates of deposits based on their estimated lives.

15.
Amortization of core deposit intangibles over an eight year life.  Acquisition costs for professional, legal and conversion related expenditures are not reflected herein, as they are nonrecurring expenses that will be expensed by Pacific Premier as required by GAAP.  Noninterest expense does not reflect anticipated cost savings.

16.	Reflects the tax impact of income before income tax from FAB operations and of the pro forma transaction adjustments.

17.	Adjustment reflects the elimination of FAB's weighted average shares outstanding, offset by the issuance of 1,279,217 shares of Pacific Premier common stock issued in connection with the merger.